Exhibit 99.9


           MAXICARE ANNOUNCES NON-CASH ADJUSTMENTS TO
                 1997 AND 1995 FINANCIAL RESULTS


LOS ANGELES, JUNE 12, 1998 - MAXICARE HEALTH PLANS, INC. (NASDAQ-NMS:MAXI) announced today that it will restate its consolidated financial statements for the three years ended December 31, 1997. The adjustments reflect the reversals of both a $10 million increase in estimated amounts due the Company from the Pennsylvania Department of Public Welfare ("DPW") recorded in 1995 and a $10 million charge in 1997 relating thereto. These adjustments do not impact the Company's 1998 financial statements.

The principal effect of the restatement is to: 1) decrease the Company's loss in the first quarter of 1997 by $10 million, resulting in the reduction of the previously reported full year 1997 net loss of $35.1 million to $25.1 million; and 2) reduce the Company's net income in the fourth quarter of 1995 by $10 million, resulting in the previously reported full year 1995 net income of $27.7 million being reduced to $17.7 million.

In addition, the Company's total assets and shareholders' equity as of December 31, 1995 and 1996 will be reduced by $10 million from the previously reported balances, but will remain unchanged as of December 31, 1997. The adjustments have no effect on the recorded balances of total assets or shareholders' equity as of December 31, 1997 and are non-cash adjustments that do not impact the Company's previously reported cash flows for any of the restatement periods.

The Company has been in litigation with the DPW since 1990 in connection with its claims for amounts due by the DPW of approximately $29 million plus interest thereon related to the Company's prior operation of a Medicaid managed care program from 1986 through 1989. Based upon an evaluation of the status of these proceedings, the Company increased the estimated amounts due it from the DPW in the fourth quarter of 1995 from $5 million to $15 million, after consultation with, and the concurrence of, the Company's outside auditors.

In March 1997, the  Pennsylvania  Board  of Claims ruled that the
Company was not entitled to any recovery on its claims against the DPW. The Company believes the ruling of the Board of Claims

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to be erroneous and  is  appealing  the  ruling in State Court in
Pennsylvania, as well as pursuing claims relating to this matter in the Bankruptcy Court in California. The Company recorded, in the first quarter of 1997, a $16 million non-cash litigation charge to fully reserve for the previously recorded estimate of $15 million due the Company from the DPW and related litigation costs. Nevertheless, as a result of discussing this matter with the Securities and Exchange Commission, the Company is restating its financial statements for the periods discussed herein.

Selected financial data related to the statements of operations and balance sheets for the three years ended December 31, 1997, as previously reported, together with such data as restated, are presented below.

Maxicare Health Plans, Inc. is a managed healthcare company with operations in California, Indiana, Illinois, Louisiana, North
Carolina, South Carolina and Wisconsin.

                               ###

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

          MAXICARE HEALTH PLANS, INC. AND SUBSIDIARIES
                   CONSOLIDATED FINANCIAL DATA
          (Amounts in thousands except per share data)


                                                            As Previously
                                                              Reported      As Restated
                                                            -------------   -----------
At and for the year ended December 31, 1997:

  Statement of Operations Data
    Litigation and management restructuring charges........ $      19,000   $     9,000
    Total expenses.........................................       706,322       696,322
    Net loss...............................................       (35,081)      (25,081)
    Net loss per share, diluted............................ $       (1.96)  $     (1.40)

At December 31, 1996:

  Balance Sheet Data
    Accounts receivable.................................... $      33,107   $    23,107
    Total assets...........................................       184,522       174,522
    Shareholders' equity...................................       116,246       106,246

At and for the year ended December 31, 1995:

  Statement of Operations Data
    Total revenues......................................... $     477,344   $   467,344
    Net income.............................................        27,676        17,676
    Net income per share, diluted.......................... $        1.53   $       .97

  Balance Sheet Data
    Accounts receivable.................................... $      32,946   $    22,946
    Total assets...........................................       162,836       152,836
    Shareholders' equity...................................        94,705        84,705


                                              (Continued)
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

                              MAXICARE HEALTH PLANS, INC. AND SUBSIDIARIES
                                  CONSOLIDATED SELECTED FINANCIAL DATA
                       (Amounts in thousands except per share and membership data)

                                                                 For The Years Ended December 31,
                                                                 --------------------------------
                                                            1997      1996      1995       1994       1993
                                                         ---------  --------  ---------  --------   --------
                                                         (Restated)           (Restated)

REVENUES................................................ $ 663,823  $562,765  $ 467,344  $432,173   $440,186
                                                         ---------  --------  ---------  --------   --------
EXPENSES
   Health care expenses.................................   630,869   503,006    414,296   379,608    394,721
   Marketing, general and administrative expenses.......    55,702    48,753     43,993    44,084     40,998
   Depreciation and amortization........................       751     1,279      1,245     2,087      4,054
   Litigation and management restructuring charges......     9,000
                                                         ---------  --------  ---------  --------   --------
TOTAL EXPENSES..........................................   696,322   553,038    459,534   425,779    439,773
                                                         ---------  --------  ---------  --------   --------
INCOME (LOSS) FROM OPERATIONS...........................   (32,499)    9,727      7,810     6,394        413

   Investment income....................................     7,481     6,528      6,299     3,319      2,636
   Interest expense.....................................       (63)      (97)       (58)      (36)       (32)
                                                         ---------  --------  ---------  --------   --------
INCOME (LOSS) BEFORE INCOME TAXES ......................   (25,081)   16,158     14,051     9,677      3,017

INCOME TAX BENEFIT......................................               3,267      3,625     3,658      2,571
                                                         ---------  --------  ---------  --------   --------
NET INCOME (LOSS).......................................   (25,081)   19,425     17,676    13,335      5,588

PREFERRED STOCK DIVIDENDS...............................                                   (5,280)    (5,400)
                                                         ---------  --------  ---------  --------   --------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS...... $ (25,081) $ 19,425  $  17,676  $  8,055   $    188
                                                         =========  ========  =========  ========   ========

NET INCOME (LOSS) PER COMMON SHARE:
Basic:
  Basic earnings (loss) per common share................ $   (1.40) $   1.11  $    1.09  $    .78   $    .02
                                                         =========  ========  =========  ========   ========
  Weighted average number of common shares
   outstanding..........................................    17,897    17,520     16,158    10,367     10,025

Diluted:
  Diluted earnings (loss) per common share.............. $   (1.40) $   1.05  $     .97  $    .76   $    .02
                                                         =========  ========  =========  ========   ========
  Weighted average number of common and common
   dilutive potential shares outstanding................    17,897    18,415     18,137    17,581     10,025

                                                                          At December 31,
                                                                          ---------------




                                                            1997       1996      1995       1994       1993
                                                         ---------  --------- ---------  ---------  ---------
                                                                    (Restated)(Restated)
BALANCE SHEET DATA:
  Total assets.........................................  $ 167,422  $ 174,522 $ 152,836  $ 128,692  $ 106,807
  Total indebtedness ..................................  $  86,386  $  68,276 $  68,131  $  63,342  $  54,422
  Shareholders' equity.................................  $  81,036  $ 106,246 $  84,705  $  65,350  $  52,385

MEMBERSHIP DATA:
  Number of members....................................    515,000    423,000   345,000    292,000    308,000

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